Exhibit 99.1

Aytu BioScience Announces Issuance of First U.S. Patent Covering MiOXSYS® for Male Infertility; Company Progresses Toward U.S. Regulatory Clearance and Commercialization

U.S. Patent Number 10,088,466 is Company’s First United States Patent Covering MiOXSYS for Male Inferility Assessment

ENGLEWOOD, CO / ACCESSWIRE / October 11, 2018 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs, today announced the issuance of a U.S. patent covering the company’s proprietary MiOXSYS® diagnostic platform for male infertility. This is the first patent specifically covering fertility measurement methods with the MiOXSYS System and is the 15th U.S. patent overall covering the system’s core oxidation-reduction potential (ORP) technology and its uses. The newly issued patent expires November 24, 2035.

U.S. Patent 10,088,466, entitled Determination of fertility potential from the oxidation-reduction potential of a biological sample, covers a method of determining characteristics of a semen sample via the measurement of static oxidation-reduction potential (sORP) of the semen sample from a subject in a specified ratio range of sORP to sperm concentration in a liquified semen sample. sORP, the diagnostic output of the MiOXSYS System and a direct measure of oxidative stress, serves as an aid in the diagnosis of male infertility in directly measuring oxidative stress in semen, the cause of DNA damage and a leading cause of male infertility.

Josh Disbrow, Chief Executive Officer of Aytu BioScience commented, “This patent issuance for the company’s diagnostic platform is an important step in moving closer to U.S. commercialization and providing another approved, commercial-stage product to our established U.S. commercial infrastructure. This validation of our proprietaty oxidation-reduction potential technology helps to further unlock the potential of MiOXSYS and position it as a complement to Natesto® as the second urology-centric product in our portfolio. As we advance MiOXSYS toward a 510k de novo clearance in the U.S., we continue to demonstrate very good progress outside the U.S. as MiOXSYS sales build.”

The global male infertility market is expected to reach $4.7 billion by 2025, and increasing infertility in men and advancements in diagnostic tests are expected to be key factors in driving this market growth.

MiOXSYS is currently commercialized through a distribution network outside the U.S. and has been sold into 29 countries to date. The company is conducting clinical studies with U.S. collaborators in order to establish a U.S. specific regulatory clearance pathway with the FDA.

MiOXSYS is CE Marked and is approved by Health Canada, the Australian TGA, and Mexico’s COFEPRAS. The clinical utility and scientific validation of sORP have been demonstrated in 10 studies published to date.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"). Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu recently acquired exclusive U.S. and Canadian rights to ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large, growing markets. For more information visit aytubio.com.

Cautionary Statement About Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the company's expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Aytu BioScience, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the company and are subject to a number of risks, uncertainties, and other factors that could cause the company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" and "Risk Factors" sections of our Annual Report on Form 10-K for the year ended June 30, 2018, and in other documents and reports we file from time to time with the SEC.

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SOURCE: Aytu BioScience, Inc.